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                                                                   EXHIBIT 99.3

                          ULTRAPETROL (BAHAMAS) LIMITED

              OFFER TO EXCHANGE ITS OUTSTANDING 9% FIRST PREFERRED
                          SHIP MORGTAGE NOTES DUE 2014,
         FOR 9% FIRST PREFERRED SHIP MORGTAGE NOTES DUE 2014, WHICH HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                               [__________, 2005]

To Our Clients:

      Enclosed for your consideration is a prospectus dated [________, 2005] (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Ultrapetrol (Bahamas) Limited, a Bahamas corporation (the "Company"), to exchange its 9% First Preferred Ship Mortgage Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for any or all of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "Outstanding Notes") previously issued on November 24, 2004, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

      This material is being forwarded to you as the beneficial owner of Outstanding Notes in which we hold a securities position for your account. A tender of such Outstanding Notes may only be made by us as the holder of the securities position in such Outstanding Notes and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes in which he hold a securities position for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your attention is directed to the following:

      1. The Exchange Offer is for any and all Outstanding Notes.

      2. The Exchange Offer is subject to the conditions set forth in the Prospectus in the section under the heading "The Exchange Offer - Conditions to the Exchange Offer."

      3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

      4. The Exchange Offer expires at 5:00 p.m., New York City time, on [_____________, 2005], unless extended by the Company.

      If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing and returning to us the instruction form attached hereto. Forward your instructions to us in ample time to permit us to submit a tender on your behalf by the expiration date of the Exchange Offer. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes.

      None of the Outstanding Notes in which we hold a securities position for your account will be tendered unless we receive written instructions from you to do so. If you authorize a tender of your Outstanding Notes, we will tender the entire principal amount of Outstanding Notes held for your account unless you otherwise specify in the instruction form.

      The Company is not making this Exchange Offer to, nor will it accept tenders from or on behalf of, holders of the Outstanding Notes in any jurisdiction in which the making of this Exchange Offer or acceptance of tenders would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

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                          ULTRAPETROL (BAHAMAS) LIMITED
                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Ultrapetrol (Bahamas) Limited with respect to its Outstanding Notes.

      This will instruct you to tender the principal amount of Outstanding Notes indicated below which you hold for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. I understand that my signature below is the equivalent of my executing and delivering to Ultrapetrol (Bahamas) Limited the Letter of Transmittal, and thus I agree to be bound by all the terms of the Letter of Transmittal and make all the representations and warranties of a tendering holder set forth in it.

      The aggregate principal amount of Outstanding Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

      $ of 9% First Preferred Ship Mortgage Notes due 2014.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [ ] to TENDER $ of Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any);

      [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Outstanding Notes or Exchange Notes, (iii) neither the undersigned nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Dated:__________________________________

Signature(s):_______________________________________________________________

Print name(s) here:_________________________________________________________

Print Address(es):__________________________________________________________

Area Code and Telephone Number(s):__________________________________________

Tax Identification or Social Security Number(s):____________________________

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